Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Second Quarter 2020 Results

Increased Payout Ratio to 75% of Q2 2020 Cash Available for Distribution

FORT WORTH, Texas, August 6, 2020 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in more than 96,000 gross wells across 28 states, today announced financial and operating results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights

•	Q2 2020 run-rate daily production of 14,069 barrels of oil equivalent (“Boe”) per day (6:1)

•	Including a full quarter of the production attributable to the Springbok assets, Q2 2020 run-rate daily production of 14,090 Boe per day (6:1), down 7% from Q1 2020 record production of 15,188 Boe per day (6:1)

•	Substantially all of the decrease in production between Q1 2020 and Q2 2020 was due to curtailments that occurred in Q2 2020

•	Q2 2020 production was comprised of approximately 41% from liquids (28% from oil and 13% from natural gas liquids (“NGL”)) and approximately 59% from natural gas (6:1)

•	Q2 2020 oil, natural gas and NGL revenues of $16.8 million, reflecting impacts from the COVID-19 pandemic and related supply/demand imbalances in the U.S. oil and natural gas markets that significantly depressed production prices

•	Q2 2020 realized hedging gains of $2.9 million; substantial portion of projected oil and natural gas production hedged through Q2 2022

•	Q2 2020 net loss of $76.8 million and Q2 2020 net loss attributable to common units of $48.0 million. The Q2 2020 net loss amount was primarily due to a non-cash ceiling test impairment expense of $65.5 million related to the substantial weakness in commodity prices

•	Q2 2020 consolidated Adjusted EBITDA of $12.1 million

•	As of June 30, 2020, Kimbell had 806 gross (2.98 net) drilled but uncompleted wells (“DUCs”) and 611 gross (2.25 net) permitted locations on its acreage

•	As of June 30, 2020, Kimbell had 29 rigs actively drilling on our acreage, which represented 11.6%[1] market share of all rigs drilling in the continental United States as of such time

•	Announced a cash distribution of $0.13 per common unit and an increase in the pay-out ratio of cash available for distribution from 50% in Q1 2020 to 75% in Q2 2020; implies a 5.8% annualized yield based on the August 5, 2020 closing price of $9.00 per common unit; Kimbell intends to utilize the remaining 25% of its available cash to repay a portion of the outstanding borrowings under Kimbell’s credit facility

•	On June 1, 2020, Kimbell received unanimous reaffirmation of its $300.0 million borrowing base and total commitments of $225.0 million

1 Based on Kimbell rig count (including Springbok) of 29 and Baker Hughes U.S. land rig count of 251 as of July 2, 2020.

Kimbell Royalty Partners, LP – News Release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell’s general partner commented, “We are encouraged by what we see as a gradual recovery in both commodity prices and the U.S. economy and are cautiously optimistic that the worst is behind us with regard to production curtailments. Despite challenges during the second quarter, we believe we benefited from the full integration of the Springbok assets and increased our Q2 2020 payout ratio from 50% to 75% of cash available for distribution. We believe the Kimbell business model is highly differentiated from most companies in the U.S. energy sector given our pure royalty model, diverse asset base, mix of commodities, substantial hedges and low PDP decline rate, which is among the best in the industry. While many risks and uncertainties remain in the economy and surrounding the continuing COVID-19 crisis, we believe Kimbell is well-positioned to manage its business through these challenges.”

Second Quarter 2020 Distribution and Debt Repayment

On July 24, 2020, the Board of Directors of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “Board of Directors”), approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the second quarter of 2020, or $0.13 per common unit. The cash distribution will be payable on August 10, 2020 to common unitholders of record at the close of business on August 3, 2020. The Board of Directors will review the distribution policy quarterly. Kimbell expects to utilize the remaining 25% of cash available for distribution for the second quarter of 2020 to pay-down $2.5 million of outstanding borrowings under Kimbell’s credit facility.

Kimbell expects that substantially all of its second quarter distribution will not constitute taxable dividend income and instead will generally result in a non-taxable reduction to the tax basis of unitholders’ common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. Furthermore, Kimbell expects that substantially all distributions paid to common unitholders from 2020 through 2023 will not be taxable dividend income and less than 25% of distributions paid to common unitholders for the subsequent two years (2024 to 2025) will be taxable dividend income.

Financial Highlights

Kimbell’s second quarter 2020 average realized price per Bbl of oil was $24.89, per Mcf of natural gas was $1.44, per Bbl of NGLs was $7.87 and per Boe combined was $13.09.

During the second quarter of 2020, the Company’s total revenues were $12.8 million, net loss was $76.8 million and net loss attributable to common units was $48.0 million, or $1.39 per common unit. The net loss during the second quarter of 2020 was primarily due to a $65.5 million non-cash ceiling test impairment expense recorded during the quarter related to the substantial weakness in commodity prices. This non-cash ceiling test impairment is not expected to impact the cash flow available for distribution generated by Kimbell or its liquidity or ability to make acquisitions in the future.

Kimbell Royalty Partners, LP – News Release

Total second quarter 2020 consolidated Adjusted EBITDA was $12.1 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release). Our second quarter 2020 consolidated Adjusted EBITDA was reduced by a one-time $300,000 expense related to the transition services agreement entered into in connection with our acquisition of the Springbok assets.

G&A expense was $6.9 million in Q2 2020, $4.3 million of which was Cash G&A expense, or $3.48 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures at end of this news release).  Unit-based compensation in Q2 2020, which is a non-cash G&A expense, was $2.5 million or $2.04 per Boe.  Cash G&A expense per Boe was increased by a one-time $300,000 expense related to the transition services agreement entered into in connection with our acquisition of the Springbok assets.

Although there has been stabilization in the oil and natural gas markets since the second quarter, Kimbell believes that the ongoing COVID-19 outbreak and potential supply/demand imbalances in the oil and natural gas markets could continue to have an adverse effect on Kimbell’s business, production, cash flows, financial condition and results of operations in the second half of 2020.

At June 30, 2020, Kimbell had approximately $171.7 million in debt outstanding under its revolving credit facility, total debt to Q2 2020 trailing twelve month consolidated Adjusted EBITDA of approximately 2.3x and was in compliance with all financial covenants under its revolving credit facility.

After giving effect to $477,051 in borrowings to fund acquisitions under Kimbell’s micro investment strategy so far in Q3 2020 and the repayment of $2.5 million in outstanding borrowings discussed above, which is anticipated to occur in Q3 2020, Kimbell expects to have approximately $169.7 million in outstanding borrowings under its revolving credit facility and approximately $55.3 million in undrawn capacity (or approximately $130.3 million if aggregate commitments were equal to Kimbell’s current borrowing base, which is $300.0 million). Increases in commitments pursuant to the accordion feature of the revolving credit facility are subject to the satisfaction of certain conditions, including obtaining additional commitments from new or existing lenders.

Production

Second quarter 2020 average daily production was 14,254 Boe per day (6:1), which consisted of 185 Boe per day relating to prior period production recognized in Q2 2020 and 14,069 Boe per day of run-rate production. The 14,069 Boe per day of run-rate production for Q2 2020 was comprised of approximately 41% from liquids (28% from oil and 13% from NGLs) and approximately 59% from natural gas (6:1). The prior period production recognized in Q2 2020 was primarily due to new wells outperforming estimates.

Kimbell Royalty Partners, LP – News Release

Operational Update

As of June 30, 2020, Kimbell had 806 gross (2.98 net) DUCs and 611 gross (2.25 net) permitted locations on its acreage. In addition, as of June 30, 2020, Kimbell had 29 rigs actively drilling on its acreage, which represents an approximate 11.6% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of June 30, 2020(1)	Gross Permits as of June 30, 2020(1)	Net DUCs as of June 30, 2020(1)	Net Permits as of June 30, 2020(1)
Permian	202	187	0.83	0.65
Mid-Continent	106	94	0.28	0.09
Haynesville	67	22	0.49	0.16
Bakken	190	156	0.18	0.33
Eagle Ford	97	52	0.63	0.39
Appalachia	51	44	0.17	0.20
Rockies	93	56	0.40	0.43
Total	806	611	2.98	2.25

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which are time consuming to quantify but, in the experience of Kimbell's management, can be significant in the aggregate.

Hedging Update

The following provides information concerning Kimbell’s hedge book as of June 30, 2020:

Fixed Price Swaps as of June 30, 2020
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
3Q 2020	134,964	1,735,672	$ 40.62	$ 2.31
4Q 2020	134,964	1,735,672	$ 41.61	$ 2.54
1Q 2021	132,030	1,697,940	$ 44.43	$ 2.83
2Q 2021	133,497	1,716,806	$ 44.60	$ 2.45
3Q 2021	134,964	1,735,672	$ 43.44	$ 2.41
4Q 2021	134,964	1,735,672	$ 44.58	$ 2.49
1Q 2022	132,030	1,697,940	$ 36.76	$ 2.61
2Q 2022	119,938	1,516,697	$ 41.77	$ 2.23

Kimbell Royalty Partners, LP – News Release

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second quarter 2020 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 13, 2020, by dialing 201-612-7415 and using the conference ID 13704472#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On August 6, 2020, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 96,000 gross wells with over 40,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to the acquisition of the Springbok assets, Kimbell’s financial, operating and production results and prospects for growth, the tax treatment of Kimbell's distributions and the recent COVID-19 outbreak and its impacts on Kimbell and on the oil and gas industry. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of the acquisition of the Springbok assets are not realized, risks relating to Kimbell’s integration of the Springbok assets, risks relating to the COVID-19 outbreak, and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks related to the impact of COVID-19 on the global economy and Kimbell’s business, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Springbok assets, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

June 30, 2020
Assets:
Current assets
Cash and cash equivalents	$11,262
Oil, natural gas and NGL receivables	11,767
Commodity derivative assets	3,232
Accounts receivable and other current assets	387
Total current assets	26,648
Property and equipment, net	1,231
Investment in affiliate (equity method)	4,148
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,148,913
Less: accumulated depreciation, depletion and impairment	(490,530)
Total oil and natural gas properties, net	658,383
Right-of-use assets, net	3,264
Loan origination costs, net	1,684
Total assets	$695,358
Liabilities, mezzanine equity and unitholders' equity:
Current liabilities
Accounts payable	$1,190
Other current liabilities	4,692
Total current liabilities	5,882
Operating lease liabilities, excluding current portion	2,989
Commodity derivative liabilities	350
Long-term debt	171,724
Total liabilities	180,945
Commitments and contingencies
Mezzanine equity:
Series A preferred units	41,435
Unitholders' equity:
Common units	328,680
Class B units	1,157
Total unitholders' equity	329,837
Noncontrolling interest	143,141
Total equity	472,978
Total liabilities, mezzanine equity and unitholders' equity	$695,358

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	June 30, 2020	June 30, 2019
Revenue
Oil, natural gas and NGL revenues	$16,775	$27,914
Lease bonus and other income	69	1,289
(Loss) gain on commodity derivative instruments, net	(4,041)	2,734
Total revenues	12,803	31,937
Costs and expenses
Production and ad valorem taxes	1,455	1,925
Depreciation and depletion expense	12,026	12,311
Impairment of oil and natural gas properties	65,536	28,147
Marketing and other deductions	2,049	1,749
General and administrative expenses	6,865	6,221
Total costs and expenses	87,931	50,353
Operating loss	(75,128)	(18,416)
Other income (expense)
Equity income in affiliate	4	—
Interest expense	(1,666)	(1,442)
Net loss before income taxes	(76,790)	(19,858)
Provision for income taxes	—	508
Net loss	(76,790)	(20,366)
Distribution and accretion on Series A preferred units	(1,578)	(3,470)
Net loss attributable to noncontrolling interests	30,362	12,101
Distributions on Class B units	(23)	(23)
Net loss attributable to common units	$(48,029)	$(11,758)

Basic	$(1.39)	$(0.54)
Diluted	$(1.39)	$(0.54)
Weighted average number of common units outstanding
Basic	34,650,317	21,727,185
Diluted	34,650,317	21,727,185

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Cash G&A are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss) before interest expense, non-cash unit-based compensation, unrealized gains and losses on commodity derivative instruments, equity income from affiliates, impairment of oil and natural gas properties, income taxes and depreciation and depletion expense, and adjusted for distributions from equity investments.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	June 30, 2020	June 30, 2019
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$14,757	$23,332
Interest expense	1,666	1,442
Provision for income taxes	—	508
Impairment of oil and natural gas properties	(65,536)	(28,147)
Amortization of right-of-use assets	(68)	(11)
Amortization of loan origination costs	(266)	(260)
Equity income in affiliate	4	—
Forfeiture of restricted units	107	—
Unit-based compensation	(2,534)	(2,113)
(Loss) gain on commodity derivative instruments, net of settlements	(6,902)	2,604
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(2,491)	(2,600)
Accounts receivable and other current assets	(198)	(167)
Accounts payable	(434)	257
Other current liabilities	(1,271)	(960)
Operating lease liabilities	68	10
Consolidated EBITDA	$(63,098)	$(6,105)
Add:
Impairment of oil and natural gas properties	65,536	28,147
Unit-based compensation	2,534	2,113
Loss (gain) on commodity derivative instruments, net of settlements	6,902	(2,604)
Cash distribution from equity method investee	229	—
Equity income in affiliate	(4)	—
Consolidated Adjusted EBITDA	$12,099	$21,551
Adjusted EBITDA attributable to noncontrolling interest	(4,688)	(10,941)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$7,411	$10,610

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2020
Net loss	$(76,790)
Depreciation and depletion expense	12,026
Interest expense	1,666
Consolidated EBITDA	$(63,098)
Impairment of oil and natural gas properties	65,536
Unit-based compensation	2,534
Loss on commodity derivative instruments, net of settlements	6,902
Cash distribution from equity method investee	229
Equity income in affiliate	(4)
Consolidated Adjusted EBITDA	$12,099
Adjusted EBITDA attributable to noncontrolling interest	(4,688)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$7,411

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	868
Cash distributions on Series A preferred units	590
Distributions on Class B units	23
Cash available for distribution on common units	$5,930

Common units outstanding on June 30, 2020	36,588,023

Cash available for distribution per common unit outstanding	$0.16

Common units outstanding on August 3, 2020 Record Date	36,588,023

Second quarter 2020 distribution declared (1)	$0.13

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its credit facility.  Additionally, Kimbell utilized cash flows received from the Springbok acquisition after March 31, 2020, but prior to the closing date of April 17, 2020 to pay outstanding borrowings under its credit facility.  Revenues, production and other financial and operating results from the Springbok acquisition are reflected in Kimbell's condensed consolidated financial statements from April 17, 2020 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
June 30, 2019
Net loss	$(20,366)
Depreciation and depletion expense	12,311
Interest expense	1,442
Provision for income taxes	508
Consolidated EBITDA	$(6,105)
Impairment of oil and natural gas properties	28,147
Unit-based compensation	2,113
Gain on commodity derivative instruments, net of settlements	(2,604)
Consolidated Adjusted EBITDA	$21,551
Adjusted EBITDA attributable to non-controlling interest	(10,941)
Adjusted EBITDA attributable to Kimbell Royalty Partners LP	$10,610

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	583
Cash distributions on Series A preferred units	948
Cash income tax expense (1)	504
Distributions on Class B units	23
Cash reserves (1)	(504)
Cash available for distribution on common units	$9,056

Common units outstanding on June 30, 2019	23,094,135

Cash available for distribution per common unit outstanding	$0.39

Common units outstanding on August 5, 2019 Record Date	23,494,135

Second quarter 2019 distribution declared	$0.39

(1)  Reflects cash taxes related to income allocation from the Series A preferred units, which were issued to partially fund the Haymaker acquisition that closed in July 2018.  Kimbell had previously retained cash for post-closing costs and expects to have adequate cash reserves set aside to offset future cash taxes related to the Series A preferred units.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands)

Three Months Ended
June 30, 2020
Net loss	$(76,790)
Depreciation and depletion expense	12,026
Interest expense	1,666
Consolidated EBITDA	$(63,098)
Impairment of oil and natural gas properties	65,536
Unit-based compensation	2,534
Loss on commodity derivative instruments, net of settlements	6,902
Cash distribution from equity method investee	229
Equity income in affiliate	(4)
Consolidated Adjusted EBITDA	$12,099

Q3 2019 - Q1 2020 Consolidated Adjusted EBITDA (1)	61,882
Trailing Twelve Month Consolidated Adjusted EBITDA	$73,981

Long-term debt (as of 6/30/20)	171,724
Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	2.3x

(1)  The consolidated Adjusted EBITDA for each of the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net loss to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.